Service Agreement

This Service Agreement is entered into between Globavir Biosciences, Inc. (**"Globavir"**), a Delaware corporation with a mailing address at Suite #A-32, 5150 El Camino Real, Los Altos, CA 94022 and Unicycive Therapeutics, Inc, (**"Unicycive"**) a Delaware corporation with a mailing address of Suite #A-32, 5150 El Camino Real, Los Altos, CA'94022, effective as of July 1, 2017 (the "Effective Date"). Globavir and Unicycive may be referred to herein as the Party or Parties. The Effective Date relates back to the date services hereunder were first rendered and predates the signatures hereto. This does not affect the applicability of the terms of this Service Agreement, which the Parties intend to relate back to the Effective Date.

1.0 Definitions:

a) "**Agreement**" shall mean this Service Agreement, including any Schedules or Exhibits, as it may be amended from time-to-time by written agreement of the Parties hereto.
b) "**Technology**" shall include each of the Parties' respective products, services, intellectual property, and technology together with their respective tradenames, licenses, trademarks, patents, copyrights, know how, show how, and any and all other proprietary rights.

2.0 Provision of Service.

2.1 Upon request, Globavir shall provide Unicycive with (i) access to and use of co-located office space, (ii) administrative office services and equipment, (iii) access to and use of consulting services by Globavir's employees in connection with Unicycive's drug development programs; and (iv) such other administrative and consulting services as from time to time the Parties agree are desirable (the "Services").

3.0 Term, and Fees

3.1 Term. The term of this Agreement shall commence on the Effective Date hereof and shall continue in full force and effect until terminated pursuant to the terms of this Agreement.

3.2 Fees. In consideration of Globavir's provision of the Services hereunder, Unicycive agrees to pay Globavir during the term of this Agreement a monthly fee of $50,000, payable monthly in arrears. Globavir shall be responsible for and bear all expenses incurred by Globavir in the provision of the Services, without reimbursement by Unicycive.

3.3 Sales Tax. Neither Party will require the other to pay, or reimburse the other Party for, any taxes or other governmental charges imposed by any government or taxing authority on any Services. Each Party remains responsible for its own tax liabilities.

4.0 Reservation of Rights,

4.1 Reservation of Rights.

Each of the Parties shall retain their own rights, title and interest in the Technology provided or disclosed in connection with providing the Services hereunder. No transfer of any intellectual property rights is intended in connection with this Agreement.

5.0 Force Majeure.

Neither Party shall be liable or responsible for delays or failures in performance resulting from events beyond such Party's reasonable control. Such events shall include but not be limited to acts of God, riots, acts of war, acts of terrorism, epidemics, acts of government, fire, power failures, nuclear accidents, earthquakes, unusually severe weather, or other disasters, whether similar to the foregoing or not. The preceding notwithstanding, either Party may terminate this Agreement upon

written notice to the other Party in the event of a force majeure event that results in a delay or failure of performance on the part of the other Party that lasts for sixty (60) days or more.

6.0 Confidentiality.

6.1 Confidential Information. The term "Confidential Information" shall mean all business, technical, or patient information of a Party (the "Discloser") including without limitation, strategies, discoveries, compilations, studies, documents, or other intellectual property or know-how of Discloser, techniques, systems design, computer databases and software, data models, communications networks, finances, other technical, financial, or business information, other intellectual property of Discloser's suppliers, Discloser's subsidiaries, Discloser's prices, the actual or proposed terms and conditions of any contract between Discloser and Discloser's customers, vendors, or partners, or Discloser and Discloser's suppliers, whether or not designated as "confidential", "proprietary" or a "trade secret" and any other proprietary information reasonably identified by Discloser as confidential. The term "Confidential Information" does not include information which the Party receiving Confidential Information of the Discloser (the "Recipient") demonstrates (a) is or becomes generally available to the public other than as a result of a disclosure by Recipient or its representatives, (b) was rightfully within Recipient's possession prior to its being furnished by or on behalf of Discloser pursuant hereto or is disclosed to Recipient by another Party without obligation of confidentiality, (c) becomes available to Recipient on a non-confidential basis from a source other than Discloser, or (d) is developed independently by Recipient.

6.2 Use of Confidential Information. Recipient agrees that it will keep the Confidential Information confidential and use it solely for performing the Recipient's obligations or exercising the Recipient's rights under this Agreement. Recipient shall not disclose any Confidential Information without the prior written consent of the other Party.

7.0 Default and Termination

7.1 Without prejudice to any other right, either Party may terminate this Agreement upon written notice to the other Party for, (i) in one Party's reasonable discretion, the other Party's failure to perform any material covenant of this Agreement on its part to be performed or breach or default of the other Party's obligations or duties hereunder, which material breach or default continues uncured for a period of thirty (30) days following receipt of written notice from the Party of the existence and nature of such material breach or default; or (ii) the other Party discontinues its business without a successor, is judicially declared insolvent, or makes an assignment for the benefit of its creditors, files any petition in bankruptcy or is declared bankrupt in any involuntary bankruptcy proceeding; or (iii) on two weeks' written notice.

7.2 Termination of this Agreement by either Party pursuant to this Article shall be in addition to the Party's other remedies (whether in law or equity) against the other Party. In addition, upon termination of this Agreement, both Parties will promptly deliver to the other Party all Confidential Information belonging to that Party (and any copies thereof). In the event of a request to destroy said Confidential Information by either Party, the other Party agrees to destroy the same and not maintain a copy. Notwithstanding the return or destruction of the Confidential Information, both Parties agree to continue to be bound by its obligations of confidentiality under this Agreement.

8.0 Limitation of Liability: EXCEPT FOR (i) DAMAGES CAUSED BY A PARTY'S WILLFUL ACTS OR OMISSIONS; (ii) INDEMNITY OBLIGATIONS CONTAINED HEREIN; IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE USE OF THE TECHNOLOGY AND THE SERVICES PROVIDED HEREUNDER.

9.0 INTENTIONALLY OMITTED

10.0 Independent Business Relationship

Each Party is not, and shall not be, an agent or partner or joint venturer of the other Party, nor shall either Party represent itself as such for any purpose.

11.0 Notices and Communications

11.1 All notices, requests, demands, and communications hereunder shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, or by Federal Express or any other nationally recognized overnight courier service, to the address set forth herein for the receiving Party, or to such other address or addresses of which said Party shall have given written notice thereof.

11.2 Notice shall be deemed given when personally delivered, or three (3) business days after being mailed as described above, or the day after deposit with a nationally recognized overnight courier service as provided herein.

12.0 This Agreement

12.1 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors, legal representatives, heirs and assigns. No rights of third-party beneficiaries exist or are intended to exist under this Agreement.

12.2 This Agreement including all exhibits, schedules, Statements of Work, or other attachments represents the entire agreement among the Parties hereto with respect to the subject matter of this Agreement, and specifically supersedes any oral or written agreements heretofore entered into by the Parties respecting the subject matter hereof.

13.0 Headings

13.1 The article and section numbers and the article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions in this Agreement.

14.0 Amendment

14.1 This Agreement may not be altered, modified, amended, or changed, nor any provision hereof waived, except by written instrument signed by both Parties.

15.0 Assignment

15.1 This Agreement and the obligations hereunder shall not be assigned by either Party without the prior written consent of the other Party, and such consent shall be provided within three (3) business days after receipt of a request for consent and will not be unreasonably withheld if either Party assigns to a successor of all or substantially all of its assets or business so long as such successor is not a competitor of the non-assigning Party, as determined by the reasonable discretion of the non-assigning Party.

16.0 Severability

16.1 The provisions of this Agreement shall be deemed severable and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any Party for any reason, such provision may be changed, consistent with the intent of the Parties hereto, to the extent reasonably necessary to make the provision as so changed to be legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any Party for any reason, and if such provision cannot be changed consistent with the intent of the Parties hereto to make it fully legal, valid, binding and enforceable, then such provisions shall be stricken from this Agreement and the remaining

provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

17.0 Waiver

17.1 Any waiver of a breach or any of the provisions of this Agreement shall not be deemed a waiver of any successive breach or of any other provision of this Agreement. Notwithstanding the foregoing, any condition and/or obligation contained herein may be waived in writing by the Party to whom such condition and/or obligation is owed.

18.0 General Provisions

18.1 This Agreement shall be governed by and construed in accordance with and pursuant to the internal laws of the State of California, without regard to the principals of conflicts of law. Each Party agrees that in addition to any legal or other rights that may be available to it in the event of a breach of this Agreement, equitable relief, including injunctive relief, may be sought to enforce this Agreement.

18.2 Each Party contributed equally in the conception, creation and modification of this Agreement and, therefore, neither Party can be considered to be the sole drafter of this Agreement.

19.0 Arbitration

19.1 In the event that a dispute arises between the Parties, which cannot be resolved in the normal course, the following dispute resolution procedures shall be followed: if a dispute arises, then: (a) within ten (10) business days of a written request by either Party, the Parties shall meet or teleconference and resolve the issue; if these Parties cannot resolve the issue, then the Parties may submit the claim to arbitration pursuant to the following provisions: Any claim, controversy, or dispute arising out of or relating to this Agreement and any other claim, controversy, or dispute between the Parties shall be submitted to final and binding arbitration as the sole and exclusive remedy. Any demand for arbitration shall be filed with the American Arbitration Association ("AAA") office located nearest to San Francisco, California. All arbitration proceedings will be governed by the AAA commercial arbitration rules in effect on the date the demand for arbitration is filed and shall be conducted before a sole arbitrator selected in accordance with the AAA commercial arbitration rules. The arbitrator shall apply California law without regard to conflicts of laws principles. The Parties agree that each Party may request reasonable discovery from the other Party in the form of document production and depositions.

20.0 Counterparts

20.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or email transmission, such signature shall create a valid binding obligation of the Party executing this Agreement (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email transmitted signature were the original thereof.

[Signatures Next Page]

For Unicycive Therapeutics, Inc

Signature: ______________________

Name: Shalabh Gupta

Title: Chief Executive Officer

Date:

For Globavir Biosciences Inc.

Signature: ______________________

Name: John Ryan

Title: Director

Date: ______________________